CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Falcon Products, Inc.:

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated December 15, 1997, included in the Company's Form 10-K for the year ended November 1, 1997, and to all references to our firm included in this registration statement.



                                        /s/  Arthur Andersen LLP

St. Louis, Missouri
July 30, 1998